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                                                                     EXHIBIT 4.1


                      SPECIMEN CERTIFICATE OF COMMON STOCK




NUMBER                                                                    SHARES


              Incorporated under the laws of the State of Delaware

                           HOSTING SITE NETWORK, INC.

                    Total Authorized Issue 21,000,000 Shares

                                                                 See Reverse for
                                                             Certain Definitions

20,000,000 Shares $.001 Par Value               1,000,000 Shares $.001 Par Value
         Common Stock                                   Preferred Stock

                                    SPECIMEN

This is to certify that _____________________________________ is the owner of

_______________________________________________________________________________


            Fully Paid and Non-Assessable Shares of Common Stock of

                           HOSTING SITE NETWORK, INC.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

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